EXHIBIT 5.1

Procopio, Cory, Hargreaves & Savitch LLP	One Del Mar 12544 High Bluff Drive Suite 300 San Diego, CA 92130 858-720-6300 619-235-0398 fax www.procopio.com

July 25, 2014

Simulations Plus, Inc.

42505 10th Street West

Lancaster, California 93534-7059

Re:	Registration Statement on Form S-8;
Simulations Plus, Inc. 2007 Stock Option Plan, as Amended

Ladies and Gentlemen:

We have acted as counsel to Simulations Plus, Inc., a California corporation (the “Company”) in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) to register 1,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), that may be issued pursuant to the Company’s 2007 Stock Option Plan, as amended (the “Plan”).

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. We have relied, without independent investigation, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of California, as currently in effect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PROCOPIO, CORY, HARGREAVES & SAVITCH LLP

PROCOPIO, CORY, HARGREAVES & SAVITCH LLP